UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2016, Cardinal Ethanol, LLC ("Cardinal") and its primary lender, First National Bank of Omaha, executed an Eighth Amendment of First Amended and Restated Construction Loan Agreement to be effective as of July 31, 2016, which amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013 (the "Amendment"). In connection therewith, Cardinal also executed a Third Amended and Restated Declining Revolving Credit Note (the "Declining Note"), a Term Note (the "Term Note") and a Second Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement.

The Amendment converts $15,000,000 of the principal balance on the Declining Note, which was used for construction advances, to amortizing term debt and reduces the availability of the Declining Note from $20,000,000 to $5,000,000 with such amount to be available for working capital purposes. Pursuant to the Amendment, the interest rate on the Term Note is the 3-month LIBOR plus two hundred ninety basis points. The Amendment provides for monthly installment payments of $282,719.15 commencing on September 1, 2016, with a final maturity date of February 28, 2021.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1        FNBO Cardinal Second Amended Mortgage
99.2        FNBO Cardinal Term Note
99.3        FNBO Cardinal Third Amended Declining Revolving Credit Note
99.4        FNBO Cardinal Eighth Amendment of Amended Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: September 9, 2016	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)